1 201 17th Street Atlanta, GA January 2026 Portfolio and NAV Update Exhibit 99.1

KBS-CMG.COM 2 The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III, Inc.’s (the “Company”, “KBS REIT III”, ”we” or “our”) Annual Report on Form 10-K (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Quarterly Report”), including the “Risk Factors” contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, filed with the SEC on December 19, 2025 (the “Valuation 8-K”). Important Disclosures Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as ”could”, “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation and in the Company’s Annual Report and Quarterly Report as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability. There can be no assurance as to when the markets will stabilize. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Kroll, and the valuation estimates used in calculating the estimated value per share, with respect to Kroll, KBS Capital Advisors LLC (“the Advisor”) and the Company, are the respective party’s best estimates as of the dates of the respective valuations, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraisal values of the appraised properties, the valuation of the Company’s investment in the units of Prime US REIT and the estimated value per share. The Company can give no assurances with respect to the ultimate return to investors. Valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. Our significant investment in the equity securities of Prime US REIT, a traded Singapore real estate investment trust, is subject to the risks associated with real estate investments as well as the risks inherent in investing in traded securities, including, in this instance, risks related to the quantity of units held by us relative to the trading volume of the units. Due to the disruptions in the financial markets, the trading price of the common units of Prime US REIT has experienced substantial volatility and has been significantly impacted by the market sentiment for stock with significant investment in U.S. office buildings. Forward-Looking Statements

KBS-CMG.COM 3 In order to refinance, restructure or extend maturing debt obligations, KBS REIT III has been required to reduce the loan commitments and/or make paydowns on certain loans, and KBS REIT III has agreed to satisfy certain conditions that are not in its sole control, including making principal paydowns during the terms of the loans, selling assets and taking identified actions relating to its portfolio. Selling real estate assets in the current market may result in a lower sale price than KBS REIT III would otherwise obtain. KBS REIT III will be adversely affected if it is unable to satisfy the terms and conditions contained in its loan agreements. There is no assurance that KBS REIT III will be able to satisfy the terms and conditions of its existing loan agreements or the terms and conditions of any future extension or refinancing agreements that are entered into. If KBS REIT III is unable to make required principal paydowns under certain loans, sell assets or satisfy certain covenants and conditions in its loan agreements, the lenders may seek to foreclose on the underlying collateral. KBS REIT III’s loan agreements contain cross default provisions whereby the occurrence of (or a demand following) an “event of default” under one or more of its debt facilities may trigger a default under certain other debt facilities and the guaranty obligations in respect thereof, thereby giving lenders a right to accelerate the relevant debt obligations and exercise their enforcement rights with respect thereto. KBS REIT III has pledged the equity of certain of its subsidiaries (and all proceeds therefrom) in connection with the restructuring of certain debt facilities. If an event of default occurs under certain debt facilities and the lenders party thereto elect to exercise their enforcement rights thereunder, one of the remedies available to them is to take possession of the relevant pledged equity. If KBS REIT III is unable to satisfy the terms and conditions contained in its loan agreements, KBS REIT III anticipates it will make efforts to further refinance or restructure certain of its debt instruments or make additional asset sales to pay off the debt, though there can be no certainty that KBS REIT III will be able to complete such refinancing, restructuring or asset sales. Additionally, KBS REIT III may relinquish ownership of one or more secured properties to the mortgage lender. As a result of certain upcoming loan maturities and required principal paydowns, the challenging commercial real estate lending environment and the lack of transaction volume in the U.S. office market as well as general market instability, management’s plans may not be considered probable and thus do not alleviate substantial doubt about KBS REIT III’s ability to continue as a going concern for at least a year from November 14, 2025. Stockholders may have to hold their shares for an indefinite period of time. Due to certain restrictions and covenants included in KBS REIT III’s loan agreements as a result of refinancing certain of its debt facilities, KBS REIT III does not expect to pay any dividends or distributions or redeem any shares of common stock until certain loans are repaid or refinanced. One of the loans with these restrictions has a current maturity of January 2027 but may be extended subject to the terms and conditions of the loan agreement. KBS REIT III can provide no assurance that it will be able to provide additional liquidity to stockholders. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s most recent Annual Report. Forward-Looking StatementsImportant Disclosures

4 3001 & 3003 Washington Arlington, VA Section 01 Real Estate Update KBS-CMG.COM

KBS-CMG.COM 5 Message from the Chairman Dear Stockholders, We are providing an updated portfolio snapshot of KBS Real Estate Investment Trust III, Inc. We continue to navigate challenges in the commercial real estate market, especially the office sector, in which we are invested. While some regions have improved with strong leasing activity, other areas, such as San Francisco Bay and downtown Minneapolis, remain a challenge. A significant portion of our portfolio is located in these markets. We continue to be focused on stabilizing and then selling assets in the portfolio. Your patience is sincerely appreciated. Should you have any questions regarding the portfolio, please contact our Investor Relations department at 866-527-4264. Sincerely, Section 01 | Real Estate Update Marc DeLuca Chairman of the Board Your patience is appreciated, as we work towards portfolio stability.” “

KBS-CMG.COM 6 2025 Transaction Recap Sterling Plaza Dallas, TX Section 01 | Real Estate Update Completed the sale of Sterling Plaza in July 2025 for $126.5 million. Completed the sale of Park Place Village in September 2025 for $100 million. Paid down $178.0 million of debt from the sale proceeds noted above, after closing costs and credits, with the remainder being reserved for capital expenditures to improve leasing in the portfolio.

KBS | REIT III

Section 01 | Real Estate Update

# Market Outlook 2026

## Return to Office Dynamics Continue to Shift

Six years removed, the Company's assets continue to navigate through the lasting impacts of the pandemic on market dynamics and office space demand. As return-to-office mandates continue throughout the nation, we hope that will provide us some relief in our attempts to increase the occupancy of our office buildings.

The return to office shift is being led by some of the largest U.S. employers, including the United States Federal Government, and some global technology companies. We hope that this reversal from the policies and sentiment that dominated the post-pandemic recovery will drive future demand for high-quality office space. Industry wide, the third quarter of 2025 saw improving class A net absorption for the second consecutive quarter, with four-quarter rolling absorption surpassing three million square feet (MSF) in the third quarter. This is a level not seen since early 2020. However, this absorption is not equal in all regions with some regions continuing to struggle, as we have experienced in the San Francisco Bay Area and downtown Minneapolis.

Industry wide, on the supply side, pressures continue to ease. As of year-end 2025 available sublease space has declined 14.5% since early 2024 as tenants either secured sublessors or reclaimed space for their own use. New construction deliveries remain muted, with 13.4 MSF delivered during the first three quarters of 2025, accounting for half of 2024's pace, and just 38% of the 10-year average. This tightening supply dynamic, combined with strengthening demand, is expected to support rental growth and stabilize vacancy rates.[1]

Looking ahead, we hope these trends create some needed tailwind for the Company's assets, particularly in markets with a strong presence of technology and government tenants.

**Companies drifting back to a Return to Office Mandate**

**2025**

amazon
AT&T
DELL
Disney
Goldman Sachs
gm
JPMorgan Chase & Co.
salesforce

**2026**

Google
Meta
Microsoft
NBC Universal
Paramount Network
TikTok
TRUIST

[1]Cushman & Wakefield United States Outlook 2026 (https://www.cushmanwakefield.com/en/united-states/insights/united-states-outlook)

KBS-CMG.COM

7

KBS-CMG.COM 8 Property Metro City Sq. Ft. Bldg. Class Classification Leased % September 30, 2025 Gateway Tech Center Salt Lake City, UT 210,938 A CBD 92% Ten Almaden San Jose, CA 309,255 A CBD 51% The Almaden San Jose, CA 416,126 A CBD 72% Towers at Emeryville Emeryville, CA 593,484 A Urban 56% West 1,529,803 64% Accenture Tower Chicago, IL 1,457,817 A CBD 90% Town Center Plano, TX 522,043 A Urban 81% 60 South Sixth Minneapolis, MN 710,332 A CBD 74% 515 Congress Austin, TX 267,956 A CBD 83% Central 2,958,148 84% Carillon Charlotte, NC 488,277 A CBD 81% 201 17th Street Atlanta, GA 355,870 A Urban 88% 3001 Washington Arlington, VA 94,836 A Urban 96% 3003 Washington Arlington, VA 211,054 A Urban 93% East 1,150,037 87% Total Current Portfolio 5,637,988 80% Portfolio Overview Section 01 | Real Estate Update

KBS-CMG.COM Towers at Emeryville, Emeryville, CA • The overall market asking rent rate in this area at the close of the third quarter of 2025 was $3.74 per square foot (PSF) on a monthly full-service basis, down $0.03 from the prior quarter and $0.24 PSF year-over-year. • Leasing in the East Bay/Oakland office market in 2025 surpassed the full year totals of 2023 and 2024 and appears strongest since 2020. However, much of this activity has come from sizable, at times short-term, renewals by major tenants. • Leasing at Towers at Emeryville continues to be very slow with minimal new leasing activity. This continued anemic demand has further impacted the value of the asset in 2025. Market and Leasing Challenges Section 01 | Real Estate Update 9 East Bay/Oakland Area Driven by persistently low return-to-office adoption rates in the San Francisco Bay Area since the pandemic, asking rents are expected to continue to experience downward pressure as market pricing adjusts to elevated vacancy and soft demand conditions. Vacancy is anticipated to increase until new tenant demand materializes or the pace of space contraction moderates. Leasing activity remains primarily renewal-focused, with limited tenant expansion observed.

KBS-CMG.COM Silicon Valley Area Silicon Valley markets continue to exhibit among the lowest return-to-office rates, reflecting the region’s heavy concentration of technology tenants, which comprise approximately 65% of the tenant base. While office utilization remains subdued, tenant leasing activity is projected to improve modestly in 2026, providing cautious optimism for gradual stabilization. Market and Leasing Challenges (continued) Section 01 | Real Estate Update 10 Ten Almaden and The Almaden, San Jose, CA • The Silicon Valley market for office shows a modest vacancy rate drop in the third quarter of 2025, from 20.5% to 19.7% and a 2.8% drop from 22.5% as of the end of 2024. However, the San Jose CBD’s availability rate remained stubbornly high with Class A buildings at approximately 35% according to CBRE. • The average asking market rents are also down slightly during 2025 with a continued decline in sizable new leases being signed. • Leasing at our two San Jose office buildings continues to be very slow with minimal new leasing activity, as a result of the broader market challenges in San Jose, particularly in the CBD which hasn’t yet experienced signs of leasing recovery that other Silicon Val ley submarkets began to see in 2025. This continued lack of leasing demand has further impacted the value of these assets in 2025.

KBS-CMG.COM 60th South Sixth Street, Minneapolis, MN • The Minneapolis-St. Paul economy exhibited signs of slowing momentum in the third quarter of 2025 as the local unemployment rate increased 0.3% year-over-year (YOY) to 3.4%, although it remained 0.9% lower than the national average of 4.3%. • The overall market vacancy rate in 2025 declined slightly from 28.3% to 27.9%. Despite the slight decrease, vacancy remain elevated by historical standards. The Minneapolis CBD, where this asset is located, is experiencing even higher vacancies with total availability at 37.5% as of Q4 2025 according to CBRE. • The general return to office policy of companies in Minneapolis has been much slower than many other cities throughout the country, and despite some recent improvements, continues to lag behind many other CBDs. • Leasing activity at 60 South Sixth Street has been slow with little new leasing activity; however, occupancy has held fairly constant throughout 2025 with broader market factors continuing to impact the value of the asset in 2025. Market and Leasing Challenges (continued) Section 01 | Real Estate Update 11 Minneapolis The Minneapolis office market continues to present mixed fundamentals, with rising unemployment offset by declining vacancy rates, driven in part by office-to-residential conversions and evolving return-to-office dynamics. New leasing activity remains concentrated in Class A assets, while investor sentiment has shown signs of improvement despite muted transaction volume, supported by notable recent deals and increasing interest in adaptive reuse strategies.

KBS-CMG.COM Town Center, Plano, TX • It’s expected that net absorption and vacancy will continue trending in a positive direction in the Dallas market. Nevertheless, slower job growth and consolidations will continue to drag on net absorption in the near-term. • Flight to quality will continue bifurcating performance between amenitized buildings and commoditized spaces as illustrated by 521,274 square feet of positive net absorption in the third quarter of 2025 (source: Stream’s Q3 2025 Market Report). Large recent transactions in this area include Toyota’s new 241,443 square foot lease, Raising Cane Chicken’s purchase of a 400,000 square foot campus in Legacy, which they expect to occupy in 2026, and Pennymac’s new 304,000 square foot lease. • In addition, AT&T recently announced it will be consolidating three offices across the Dallas Metroplex to a 54-acre site that is only one half mile directly east of Town Center, resulting in potentially 6,000 to 10,000 employees being relocated to the site over the next several years. • Disposition of excess office inventory through conversion, user purchase or redevelopment will continue to improve market fundamentals. • The leasing activity at the Town Center asset has been very strong throughout 2025 with leased occupancy increasing from 71% to 81% and over 120,000 square feet of completed leasing activity during the 12 months ended September 30, 2025. This positive leasing activity led to an increase in value during 2025. Market and Leasing Success Despite the headwinds in the current economic environment, the portfolio has produced strong positive leasing activity across some markets as part of a flight to quality pattern that has persisted throughout the pandemic and continues today. Section 01 | Real Estate Update 12

KBS-CMG.COM 13 Portfolio Leased Occupancy1 Section 01 | Real Estate Update 1 Total KBS REIT III properties held as of September 30, 2025. Leased occupancy includes future leases that had been executed but had not commenced as of the end of each period. The chart below illustrates the substantial difference in return to office policies and the state of the leasing market in the San Francisco Bay Area and Minneapolis compared to the rest of the markets where we own assets in the portfolio. While leased occupancy has remained stable across the portfolio throughout 2025, we have not yet seen a significant improvement in the San Francisco Bay Area and Minneapolis markets at anywhere near where these markets were pre-Covid. Such ongoing leasing drag continues to significantly impact asset values in these markets.

14 The Almaden San Jose, CA Section 02 Debt Update KBS-CMG.COM

KBS-CMG.COM 15 Debt Maturities as of September 30, 2025 (in thousands) Section 02 | Debt Update Initial Debt Maturities1 Fully Extended Debt Maturities1,2 1 Debt balance as of September 30, 2025. Extensions available upon meeting certain conditions set forth in the loan agreement for certain loans. 2 Subject to the terms and conditions of the loan documents, the maturity dates may be extended as set forth above.

16 515 Congress Austin, TX Section 03 December 2025 Estimated Value KBS-CMG.COM

KBS-CMG.COM Value Information • KBS REIT III’s estimated value per share was determined in accordance with the Institute for Portfolio Alternatives’ Practice Gu ideline 2013-01, Valuations of Publicly Registered Non-Listed REITs (the “IPA Valuation Guidelines”). • Kroll, an independent, third-party real estate valuation firm, was engaged to provide a calculation of the range in estimated value per share of common stock. Kroll based the range in estimated value per share upon: o Appraisals of 12 of KBS REIT III’s real estate properties as of September 30, 2025, and an estimated value for the investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of November 14, 2025, all performed by Kroll. o Valuations performed by the Advisor of KBS REIT III’s other assets and liabilities as of September 30, 2025. The estimated va lue of KBS REIT III’s notes payable is equal to the GAAP fair value as of September 30, 2025, with the exception of the Almaden Mortgage Loan. The Almaden Mortgage Loan was valued by writing down the value of the debt to approximate the fair value of the real property after giving consideration to other assets and liabilities. The estimated values of cash and a majority of the other assets and other liabilities are equal to their carrying values. o The estimated value per share did not include an enterprise (portfolio) premium or discount. Consideration was given to any potential subordinated participation in cash flows that would be due to the Advisor in a hypothetical liquidation if the required stockholder return thresholds are met. On December 18, 2025, KBS REIT III’s board of directors approved $2.70 as the estimated value per share of KBS REIT III’s common stock, which approximates the mid-range value of the range in estimated value per share calculated by Kroll, and which estimated value per share was recommended by the Advisor and KBS REIT III’s conflicts committee. Both the range in estimated value per share and the estimated value per share were based on Kroll’s appraisals, Kroll’s valuation of KBS REIT III’s investment in units of Prime US REIT and the Advisor’s valuations. Section 03 | December 2025 Estimated Value 17

KBS-CMG.COM Valuation Summary (in millions) December 20251 Estimated Value December 20242 Estimated Value Real Estate Properties $1,631.4 (93%) $2,154.7 (96%) Investment in Prime US REIT Units $39.1 (2%) $28.4 (1%) Cash and Restricted Cash $79.9 (5%) $46.1 (2%) Other Assets3 $9.2 (0%) $21.4 (1%) Total Assets $1,759.6 $2,250.6 Notes Payable $1,282.0 $1,587.0 Other Liabilities4 $76.3 $86.5 Total Liabilities $1,358.3 $1,673.5 Net Equity at Estimated Value $401.3 $577.1 1 Based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2025, with the exception of an adjustment to KBS REIT III’s net asset value to give effect to the change in the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of November 14, 2025. See KBS REIT III’s Current Report on Form 8-K filed with the SEC on December 19, 2025. 2 Based on the estimated value of KBS REIT III’s assets less the estimated value of KBS REIT III’s liabilities, or net asset va lue, divided by the number of shares outstanding, all as of September 30, 2024, with the exception of adjustments to KBS REIT II I’s net asset value to give effect to (i) the change in the estimated value of KBS REIT III’s investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of November 14, 2024, (ii) the contractual sales price, net of closing credits and disposition costs, of one property that was sold on November 15, 2024 and (iii) estimated contractual loan financing fees and costs incurred for the period from October 1, 2024 through December 20, 2024. See KBS REIT III’s Current Report on Form 8-K filed with the SEC on December 20, 2024. 3 Includes rents and other receivables, deposits and prepaid expenses as applicable. 4 Includes accounts payable, accrued liabilities and due to affiliates, as applicable. Section 03 | December 2025 Estimated Value 18

KBS-CMG.COM Valuation Change December 2024 Estimated Value Per Share $3.89 Real Estate Properties Held as of September 30, 2025 (1.10) Real Estate Properties Sold through September 30, 2025 0.04 Investment in Prime US REIT Units 0.07 Capital Expenditures on Real Estate (0.21) Total Changes Related to Investments (1.20) Modified Operating Cash Flows2 0.06 Notes Payable 0.05 Loan Financing Fees (0.10) Total Change in Estimated Value Per Share (1.19) December 2025 Estimated Value Per Share $2.70 1 Based on the estimated value of KBS REIT III's assets less the estimated value of KBS REIT III's liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2025, with the exception of an adjustment to KBS REIT III's net asset value to give effect to the change in the estimated value of KBS REIT III's investment in units of Prime US REIT (SGX-ST Ticker: OXMU) as of November 14, 2025. See KBS REIT III's Current Report on Form 8-K filed with the SEC on December 19, 2025. 2 Modified operating cash flows reflect modified funds from operations (“MFFO”) adjusted to add back the amortization of deferred financing costs. KBS REIT III computes MFFO in accordance with the definition included in the practice guideline issued by the IPA in November 2010. Section 03 | December 2025 Estimated Value Summary On December 18, 2025, KBS REIT III’s Board of Directors approved an estimated value per share of $2.701. The following is a summary of the estimated value per share changes within each asset and liability group. 19

KBS-CMG.COM West Region Valuation Change in Value $383,500,000 -24.4% Avg. Change in Discount Rate Avg. Change in Terminal Cap 81 bps 50 bps Central Region Valuation Change in Value $808,480,000 -3.1% Avg. Change in Discount Rate Avg. Change in Terminal Cap 19 bps 13 bps East Region Valuation Change in Value $439,400,000 -2.9% Avg. Change in Discount Rate Avg. Change in Terminal Cap 25 bps 63 bps West Central East 1 For the December 2025 valuation, discount rates and terminal capitalization rates are based on the estimated value of the 12 Appraised Properties. 2 The changes in valuation discount and terminal capitalization rates are based on the 12 Appraised Properties. Section 03 | December 2025 Estimated Value Valuation Change Summary (December 2025 vs. December 2024)1 Overview The challenging interest rate environment coupled with uncertainty in the market leads to more conservative underwriting assumptions by investors, lenders, appraisers, and the like. This impact was seen across the board during the current NAV process—on average, discount rates and terminal capitalization rates utilized by Kroll[2] were 39 and 32 basis points higher, respectively, than those utilized in the previous valuation. The change in discount rates and terminal capitalization rates were the main drivers of the change in real estate values. 20

KBS-CMG.COM • a stockholder would be able to resell his or her shares at KBS REIT III’s estimated value per share; • a stockholder would ultimately realize distributions per share equal to KBS REIT III’s estimated value per share upon liquidation of KBS REIT III’s assets and settlement of its liabilities or a sale of KBS REIT III; • KBS REIT III’s shares of common stock would trade at the estimated value per share on a national securities exchange; • another independent third-party appraiser or third-party valuation firm would agree with KBS REIT III’s estimated value per share; or • the methodology used to determine KBS REIT III’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. The December 2025 estimated value per share was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of KBS REIT III’s common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT III’s assets less the fair value of KBS REIT III’s liabilities according to GAAP. KBS REIT III can give no assurance that: Stockholder Valuation Information KBS REIT III provides its estimated value per share to assist broker dealers that participated in KBS REIT III’s now-terminated initial public offering in meeting their customer account statement reporting obligations. Valuations for U.S. office properties continue to fluctuate due to weakness in the current real estate capital markets and the lack of transaction volume for U.S. office properties, increasing the uncertainty of valuations in the current market environment. The valuation of KBS REIT III’s investment in Prime US REIT is also subject to increased uncertainty. Due to the disruptions in the financial markets, the trading price of the common units of Prime US REIT has experienced substantial volatility and has been significantly impacted by the market sentiment for stock with significant investment in U.S. office buildings. KBS REIT III’s estimated value per share does not reflect a discount for the fact that KBS REIT III is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. KBS REIT III’s estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell. KBS REIT III has generally incurred disposition costs and fees related to the sale of each real estate property since inception of 0.6% to 2.9% of the gross sales price less concessions and credits, with the weighted average being approximately 1.5%. The estimated value per share does not take into consideration any financing and refinancing costs subsequent to December 19, 2025. KBS REIT III currently expects to utilize an independent valuation firm to update its estimated value per share no later than December 2026. Section 03 | December 2025 Estimated Value 21

KBS-CMG.COM Stockholder Valuation Information (continued) As of January 30, 2026, KBS REIT III has approximately $1.26 billion of debt maturing in the next 12 months and also has approximately $10.0 million of required loan paydowns. Two of the loans maturing in the next 12 months have extension options that would allow KBS REIT III to extend $617.4 million of maturing debt but these extension options are subject to certain terms and conditions contained in the loan documents, some of which are not required as part of the current loan compliance tests. KBS REIT III will likely seek to refinance or restructure its near-term maturing debt, and in order to do so, may need to make further paydowns on the maturing loan amounts. In order to fund paydowns of its debt, KBS REIT III may need to evaluate selling equity securities and/or certain assets into a challenged real estate market in an effort to create liquidity for such paydowns and to fund potential capital needs of the portfolio. Additionally, KBS REIT III is required to sell assets in 2026 and 2027 as a result of its current loan agreements. Sales of assets for either purpose in the current real estate market may result in a lower sale price than KBS REIT III would otherwise obtain. As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there may continue to be substantial doubt about KBS REIT III’s ability to continue as a going concern. KBS REIT III is completing its going concern analysis in connection with preparing its Annual Report on Form 10-K. The Annual Report on Form 10-K will be filed with the SEC in March 2026 and will be available on the SEC’s website at www.sec.gov. These risks are not priced into the December 2025 estimated value per share. Going Concern Risk Related to Estimated Value Per Share Section 03 | December 2025 Estimated Value 22

23 Town Center Plano, TX Section 04 Liquidity Update KBS-CMG.COM

KBS-CMG.COM Share Redemption Plan and Distributions Prior to the most recent real estate downturn and credit crunch that occurred subsequent to the COVID-19 pandemic and the aggressive interest rate hiking cycle by the federal reserve, we consistently focused on providing liquidity to shareholders. From the inception of KBS REIT III beginning in mid 2011, we consistently paid monthly distributions to shareholders at an annualized rate of 6.5% of the initial investor basis less any special distribution through the December 2022 record date and then at a slightly reduced annualized rate of 5.0% beginning with the January 2023 record date through the June 2023 record date, at which time we ceased monthly distributions to preserve liquidity given the state of the market. The total inception-to-date distributions per share to the first and last investors are $8.40 and $5.74, respectively1. Additionally, with regards to our share redemption program, we consistently provided liquidity through August 2022 (subject to the limitations on redemptions under our share redemption plan and suspensions of ordinary redemptions from December 2019 through June 2021, as we planned for a tender offer). Since inception, we have redeemed $788.7 million of redemption requests or a total of approximately 74,646,957 shares. This includes a tender offer in Q2 2021 in which we offered to redeem $350.0 million of shares and only received redemption requests of approximately $272.7 million when finalized in early Q3 2021. As a result of the most recent real estate market downturn and credit crunch, and in order to preserve liquidity needed within the REIT, we ceased declaring distributions in June 2023. Due to certain restrictions and covenants included in our loan agreements as a result of refinancing certain of our debt facilities, we do not expect to pay any dividends or distributions or redeem any shares of common stock until certain loans are repaid or refinanced. One of the loans with these restrictions has a current maturity of January 2027 but may be extended subject to the terms and conditions of the loan agreement. As a result, we are unable to predict when we will be in a position to pay distributions to or provide liquidity to stockholders. Section 04 | Liquidity Update 24 1 Total inception-to-date distributions assumes all distributions received in cash other than special dividend shares and no share redemptions. For first investors, reflects all distributions per share paid since inception for a hypothetical investor who invested on escrow break (March 24, 2011). For last investors, reflects all distributions per share since investment for a hypothetical investor who invested on July 28, 2015.

25 Gateway Tech Center Salt Lake City, UT Section 05 Future Strategy KBS-CMG.COM

KBS-CMG.COM 26 KBS REIT III 2026 Goals & Objectives Paydown Debt Sell Assets Stabilize Assets 201 17th Street Atlanta, GA Section 05 | Future Strategy

KBS-CMG.COM 27 Section 05 | Future Strategy Carillon Charlotte, NC For questions, please contact Investor/Advisor Relations toll free at: (866) 527-4264 27